UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2025

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

maryland	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Custom House Street, 11th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on October 24, 2025, Plymouth Industrial REIT, Inc. (the “Company”) entered into an Agreement and Plan of Merger (as it may be amended, modified or supplemented from time to time, the “Merger Agreement”) with Plymouth Industrial OP, LP, a Delaware limited partnership (the “Operating Partnership”), PIR Ventures LP, a Delaware limited partnership (“Parent”), PIR Industrial REIT LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“REIT Merger Sub”), and PIR Industrial OP LLC, a Delaware limited liability company and a wholly-owned subsidiary of REIT Merger Sub (“OP Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein and in accordance with Maryland General Corporation Law, the Delaware Limited Liability Company Act, and the Delaware Revised Uniform Limited Partnership Act, as applicable, (i) that the Company will be merged with and into REIT Merger Sub, with REIT Merger Sub surviving as a wholly owned subsidiary of Parent (the “REIT Merger”) and (ii) that, immediately prior to the consummation of the REIT Merger, the Operating Partnership will be merged with and into OP Merger Sub, with OP Merger Sub surviving as a wholly owned subsidiary of REIT Merger Sub (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”).

Amendments to Employment Agreements

On December 5, 2025, the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board (the “Compensation Committee”) amended the Company’s existing employment agreements with (i) Jeffrey E. Witherell, Chairman of the Board and Chief Executive Officer of the Company, dated as of June 19, 2019, (ii) Anthony Saladino, President and Chief Financial Officer of the Company, dated as of February 23, 2022, and (iii) James M. Connolly, Executive Vice President/Asset Management of the Company, dated as of September 15, 2020 (such executives, the “Executives,” and such employment agreements, the “Employment Agreements”). The amendments to the Employment Agreements (the “Employment Agreement Amendments”) provide that severance entitlements will not be payable under both the Employment Agreements and the change in control severance agreements with Messrs. Witherell, Saladino and Connolly, dated as of June 19, 2019, December 12, 2021 and September 23, 2021, respectively (the “Change in Control Severance Agreements”). As a result of the Employment Agreement Amendments, the Change in Control Severance Agreements will govern exclusively the Executives’ severance entitlements in connection with a change in control of the Company, such that if an Executive’s employment is terminated within six months prior to or 24 months following a change in control of the Company, the Executive will not be entitled to any severance benefits under the Executive’s Employment Agreement.

The description of the Employment Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of each Executive’s Employment Agreement Amendment, copies of which are filed as Exhibit 10.1, Exhibit 10.5, and Exhibit 10.9 herewith and are incorporated by reference herein.

Amendments to Change in Control Severance Agreements

On December 5, 2025, the Compensation Committee and the Board amended the Change in Control Severance Agreements (such amendments, the “Change in Control Severance Agreement Amendments”) to provide that, effective as of the closing of the Mergers (the “Closing”), (a) the Executives shall be eligible for severance benefits under only the Change in Control Severance Agreements or the Executive’s Employment Agreements, but not both, (b) the severance benefit multiplier in the Change in Control Severance Agreements will be increased to three for each Executive, from two and one-half, in the case of Mr. Witherell, and from two, in the case of Messrs. Saladino and Connolly, and (c) each Executive will be subject to noncompetition restrictive covenants for the two-year period beginning on the Closing.

The description of the Change in Control Severance Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of each Executive’s Change in Control Severance Agreement Amendment, copies of which are filed as Exhibit 10.3, Exhibit 10.7, and Exhibit 10.11 herewith and are incorporated by reference herein.

Acceleration and Repayment Agreements

In connection with the Mergers, each of the Executives may become entitled to payments and benefits that could be treated as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G” and the “Code,” respectively). To mitigate the potential impact of Section 280G and Section 4999 of the Code on the Company and the Executives, on December 4, 2025, the Compensation Committee and the Board approved the acceleration effective no earlier than December 17, 2025 but no later than December 30, 2025 of the vesting, settlement and payment of certain equity- and cash-based awards that otherwise would have been vested, settled or payable to the Executives on or prior to the Closing, as described further below, subject to execution by each Executive of an Acceleration and Repayment Agreement (the “Acceleration and Repayment Agreement”). These actions are intended to benefit the Company by mitigating or eliminating the potential excise tax that may otherwise be imposed on the Executives and by helping to ensure that compensation arrangements remain aligned with market practice and do not adversely affect the economics or the consummation of the Mergers.

In approving the accelerated vesting, settlement and payment of such equity- and cash-based awards, the Compensation Committee and the Board considered, among other things, the benefits to the Company of reducing the potential tax burden on the Executives and the alignment of Executive’s compensation arrangements with market practice.

The approved accelerated vesting, settlement and payment took the following forms in each case, effective no earlier than December 17, 2025 but no later than December 30, 2025: (a) payment of each Executive’s 2025 annual cash bonus that otherwise would have been paid by February 2026, as would be consistent with the Company’s past practice (the “Accelerated Bonus”), (b) full acceleration of the vesting of each Executive’s outstanding restricted stock awards, which were otherwise expected to vest in connection with the Closing pursuant to the terms of the Merger Agreement (the “Accelerated Restricted Stock”), and (c) acceleration of both the vesting and settlement of a portion of each Executive’s outstanding performance stock units (“PSUs”) based on anticipated performance determined as of the anticipated Closing (as if such PSUs remained outstanding and eligible to vest as of the Closing), which is currently estimated to be 100%, 100% and 200% of target level for the PSUs granted to the Executives on June 15, 2023, April 15, 2024, and April 24, 2025, respectively, and which PSUs are otherwise expected to vest and settle in connection with the Closing pursuant to the terms of the Merger Agreement (the “Accelerated PSUs” and, together with the Accelerated Restricted Stock, the “Accelerated Equity”). The Accelerated Bonus and Accelerated Equity (collectively, the “Accelerated Amounts”), as applicable, offset the corresponding payments or amounts to which the Executives otherwise would be entitled to receive upon the consummation of the Mergers or otherwise in 2026, thereby precluding duplication of payments. All Accelerated Amounts will be reduced by applicable tax withholdings and are subject to the terms of the Acceleration and Repayment Agreement.

Specifically, the Compensation Committee and the Board approved for each Executive the following accelerated vesting and payments:

•
For Mr. Witherell, a total of $1,027,891 and 400,161 shares, consisting of: (a) an Accelerated Bonus in the amount of $800,000; (b) 117,100 shares of Accelerated Restricted Stock, which were scheduled to vest in connection with the Closing; (c) 283,061 Accelerated PSUs, which were scheduled to vest in connection with the Closing; and (d) a cash payment of $227,891 in respect of the accrued but unpaid cash dividends on the Accelerated PSUs, which were scheduled to vest in connection with the Closing. The estimated value of Mr. Witherell’s Accelerated Restricted Stock and Accelerated PSUs is $8,803,542, assuming a per share price of $22.00 (the per share cash consideration payable in connection with the Mergers), such that the aggregate dollar value of his accelerated compensation in cash and shares is estimated to be $9,831,433.
•
For Mr. Connolly, a total of $348,470 and 126,083 shares, consisting of: (a) an Accelerated Bonus in the amount of $275,000; (b) 43,689 shares of Accelerated Restricted Stock, which were scheduled to vest in connection with the Closing; (c) 82,394 Accelerated PSUs, which were scheduled to vest in connection with the Closing; and (d) a cash payment of $73,470 in respect of the accrued but unpaid cash dividends on the Accelerated PSUs, which were scheduled to vest in connection with the Closing. The estimated value of Mr. Connolly’s Accelerated Restricted Stock and Accelerated PSUs is $2,773,826, assuming a per share price of $22.00, such that the aggregate dollar value of his accelerated compensation in cash and shares is estimated to be $3,122,296.
•
For Mr. Saladino, a total of $504,559 and 188,409 shares, consisting of: (a) an Accelerated Bonus in the amount of $400,000; (b) 57,511 shares of Accelerated Restricted Stock, which were scheduled to vest in connection with the Closing; (c) 130,898 Accelerated PSUs, which were scheduled to vest in connection with the Closing; and (d) a cash payment of $104,559 in respect of the accrued but unpaid cash dividends on the Accelerated PSUs, which were scheduled to vest in connection with the Closing. The estimated value of Mr. Saladino’s Accelerated Restricted Stock and Accelerated PSUs is $4,144,998, assuming a per share price of $22.00, such that the aggregate dollar value of his accelerated compensation in cash and shares is estimated to be $4,649,557.

In connection with the accelerated payment, vesting and settlement into 2025 described above, each Executive has signed an Acceleration and Repayment Agreement providing that each of the Executive’s accelerated payments are subject to certain repayment and true-up conditions, as described below.

Specifically, (a) if an Executive’s employment with the Company is terminated prior to the Closing and, as a result of such termination, either the Accelerated Bonus would not have been earned or the Accelerated Equity would not have vested and been settled, as applicable, or (b) if the Accelerated Bonus or Accelerated PSUs exceed the amount that would have been earned based on actual achievement of the applicable performance goals (including, for the avoidance of doubt, if the Merger Agreement is terminated and such performance goals are measured in the ordinary course), then, in each case, the Executive will repay or forfeit the excess portion of the Accelerated Bonus or the Accelerated PSUs, as applicable. In addition, if the Accelerated Bonus or Accelerated PSUs are less than the amount that would have been earned or vested and settled, as applicable, based on actual achievement of the applicable performance goals, then, as applicable, the Company will pay to the Executive such excess portion of the annual bonus over the Accelerated Bonus or such excess portion of the PSUs shall vest and settle over the Accelerated PSUs.

If any Executive is required to make any of the foregoing repayments and fails to repay such amounts in a timely manner, the Executive will be required to reimburse the Company for any reasonable fees (including reasonable attorney’s fees) or costs it incurs in connection with seeking repayment.

The description of the Acceleration and Repayment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each Executive’s Acceleration and Repayment Agreement, copies of which are filed as Exhibit 10.4, Exhibit 10.8, and Exhibit 10.12 herewith and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

10.1	Amendment to Employment Agreement with Jeffrey E. Witherell, dated as of December 5, 2025.
10.2	Change in Control Severance Agreement with Jeffrey E. Witherell, dated as of June 19, 2019.
10.3	Amendment to Change in Control Severance Agreement with Jeffrey E. Witherell, dated as of December 5, 2025.
10.4	Acceleration and Repayment Agreement with Jeffrey E. Witherell, dated as of December 5, 2025.
10.5	Amendment to Employment Agreement with Anthony Saladino, dated as of December 5, 2025.
10.6	Change in Control Severance Agreement with Anthony Saladino, dated as of December 12, 2021.
10.7	Amendment to Change in Control Severance Agreement with Anthony Saladino, dated as of December 5, 2025.
10.8	Acceleration and Repayment Agreement with Anthony Saladino, dated as of December 5, 2025.
10.9	Amendment to Employment Agreement with James M. Connolly, dated as of December 5, 2025.
10.10	Change in Control Severance Agreement with James M. Connolly, dated as of September 23, 2021.
10.11	Amendment to Change in Control Severance Agreement with James M. Connolly, dated as of December 5, 2025.
10.12	Acceleration and Repayment Agreement with James M. Connolly, dated as of December 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: December 5, 2025	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer